AGREEMENT

THIS AGREEMENT (the “Agreement”) is dated as of this 15th day of July, 2014, by and between Eli Gonen, a resident of Israel ("Gonen") and Dynamic Applications Corp., a Delaware corporation (the “Company”), with offices located at 14 Menachem Begin Street, Ramat Gan, 52700, Israel. Mr. Gonen and the Company are sometimes referred to collectively, as the "Parties," and individually, as a "Party."

WHEREAS, Mr. Gonen has served as Chairman of the Board of Directors of the Company since February 2009; and

WHEREAS, in consideration for his service to the Company, Mr. Gonen has agreed with the Company that he will be issued shares and granted warrants as follows: (i) the issuance by the Company of 250,000 restricted shares of the Company's common stock (the "Gonen Shares"); and (ii) the grant by the Company of 150,000 warrants exercisable for a period of 24 months from the date of this Agreement at an exercise price of US$0.14 per share (the "Gonen Warrants"); and (iii) so long as Mr. Gonen shall remain as Chairman or serve as a director of the Company, he shall continue to participate in the Company's ESOP or equivalent plan.

NOW THEREFOR, the Parties agree as follows:

1. Consideration: The Company agrees that immediately upon the execution and delivery of this Agreement, the Company will: (i) instruct its transfer agent in writing to issue i/n/o Eli Gonen a certificate evidencing the 250,000 restricted Gonen Shares; (ii) instruct its counsel to prepare and deliver a certificate evidencing the 150,000 Gonen Warrants. The Parties further agree that so long as Mr. Gonen shall remain as Chairman or serve as a director of the Company, he shall continue to participate in the Company's ESOP or equivalent plan.

2. Miscellaneous:
(i) Entire Agreement: This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof;
(ii) Amendment: This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the Parties hereto;
(iii) Counterparts: This Agreement may be executed in any number of counterparts by the separate Parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Eli Gonen                                             DYNAMIC APPLICATIONS CORP.

/s/: Eli Gonen                                     /s/: Shmuel De-Saban
Eli Gonen                                             Shmuel De-Saban, CFO